Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2019 SECOND QUARTER RESULTS

NEW YORK, N.Y., February 1, 2019 - The Madison Square Garden Company (NYSE: MSG) today reported financial results for the second quarter ended December 31, 2018.

Effective July 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606), the new accounting standard for revenue recognition. The most significant impact of ASC Topic 606 in fiscal 2019 is a change in the timing of when certain Company revenue streams and professional sports team-related fulfillment expenses are recognized during the fiscal year. Prior period results have not been restated to reflect the adoption of ASC Topic 606 and, therefore, the Company’s consolidated and segment results for the fiscal 2019 second quarter are not directly comparable to the results for the second quarter of fiscal 2018.

For the fiscal 2019 second quarter, the Company generated revenues of $632.2 million, operating income of $78.3 million and adjusted operating income of $130.4 million.(1)(2)

Excluding the impact of ASC Topic 606, fiscal 2019 second quarter revenues would have been $593.6 million, an increase of 11% as compared with the prior year period. In addition, fiscal 2019 second quarter operating income would have been $46.8 million, a decrease of 36%, and adjusted operating income would have been $98.9 million, a decrease of 17%, both as compared to the prior year period.(3)

Fiscal 2019 second quarter results on a reported basis, as well as excluding the impact of ASC Topic 606, both include $40.8 million in net provisions for certain team personnel transactions, as compared to $2.8 million in the prior year quarter.

Executive Chairman and CEO Jim Dolan said, “Demand for our core assets and brands drove solid second quarter financial results, including strong growth across bookings, the Christmas Spectacular, sponsorship and signage and media rights. At the same time, we continue to make progress on two strategic priorities for our Company - our proposed Sports business spin-off and our MSG Sphere venues. Looking ahead, we remain confident that our Company is positioned to deliver long-term growth and value creation for shareholders.”

Results from Operations

Segment results for the quarters ended December 31, 2018 and 2017 are as follows:

	Revenues			Operating Income (Loss)			Adjusted Operating Income (Loss)
$ millions	F’Q2 2019	F’Q2 2018	% Change	F’Q2 2019	F’Q2 2018	% Change	F’Q2 2019	F’Q2 2018	% Change
MSG Entertainment	$316.5	$271.2	17%	$93.3	$74.8	25%	$101.0	$82.2	23%
MSG Sports	315.8	265.1	19%	41.8	49.9	(16)%	48.6	55.7	(13)%
Corporate and Other (4)	(0.2)	—	NM	(49.6)	(45.5)	(9)%	(19.2)	(18.9)	(2)%
Purchase accounting adjustments	—	—	NM	(7.2)	(5.9)	(23)%	—	—	NM
Total Company	$632.2	$536.3	18%	$78.3	$73.4	7%	$130.4	$119.0	10%

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(2)

Fiscal 2018 second quarter operating results did not include a full quarter of results for Obscura Digital, which the Company acquired on November 20, 2017. Accordingly, the Company’s results for fiscal 2019 are not directly comparable to fiscal 2018 results. In addition, the Company records TAO Group’s operating results in its consolidated statements of operations on a three-month lag basis.

(3)	See page 7 of this earnings release for a reconciliation of adjusted operating income (loss) to adjusted operating income (loss) excluding the impact of ASC Topic 606.
(4)

Corporate and Other primarily consists of unallocated corporate general and administrative costs (including costs associated with business development initiatives) and unallocated venue-related depreciation and amortization expense, as well as inter-segment eliminations.

MSG Entertainment

For the fiscal 2019 second quarter, MSG Entertainment revenues of $316.5 million increased 17%, as compared to the prior year period. This primarily reflects higher overall event-related revenues at the Company’s venues, an increase in revenues for the Christmas Spectacular Starring the Radio City Rockettes production and, to a lesser extent, higher sponsorship and signage and suite license fee revenue. The increase in revenues for the Christmas Spectacular production was primarily due to higher ticket-related revenue, mainly as a result of higher average ticket prices and an increase in average per-show paid attendance.

Fiscal 2019 second quarter operating income of $93.3 million increased 25% and adjusted operating income of $101.0 million increased 23%, both as compared to the prior year period. The increase in operating income and adjusted operating income primarily reflects higher revenues, partially offset by an increase in direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses. The increase in direct operating expenses was primarily due to higher overall event-related expenses at the Company’s venues, and, to a lesser extent, higher expenses for the Christmas Spectacular production and TAO Group, as well as the impact of a full quarter of Obscura Digital expenses. The increase in selling, general and administrative expenses was primarily due to TAO Group venue pre-opening costs, the impact of a full quarter of Obscura Digital expenses, higher professional fees and employee compensation and related benefits.

Excluding the impact of ASC Topic 606, fiscal 2019 second quarter MSG Entertainment revenues would have been $325.0 million, an increase of 20% as compared to the prior year period. In addition, fiscal 2019 second quarter operating income would have been $90.8 million, an increase of 21%, and adjusted operating income would have been $98.5 million, an increase of 20%, both as compared to the prior year period.

MSG Sports

For the fiscal 2019 second quarter, MSG Sports revenues of $315.8 million increased 19%, as compared to the prior year period, primarily due to ASC Topic 606, which impacted the timing of various revenue streams. The overall increase in revenues reflects higher local media rights fees from MSG Networks Inc., as well as increased league distributions, event-related revenues from other live sporting events, suite license fee revenue, professional sports teams’ pre/regular season ticket-related revenue and sponsorship and signage revenues. This was partially offset by lower revenues from professional sports teams’ pre/regular season food, beverage and merchandise sales.

Second quarter operating income of $41.8 million decreased by 16% and adjusted operating income of $48.6 million decreased by 13%, both as compared to the prior year period. This reflects higher direct operating expenses and, to a lesser extent, an increase in selling, general and administrative expenses, which more than offset higher revenues. The increase in direct operating expenses was primarily driven by higher net provisions for certain team personnel transactions and, to a lesser extent, the impact on team personnel compensation from the adoption of ASC Topic 606. The increase in selling, general and administrative expenses was primarily due to higher employee compensation and related benefits and higher corporate general and administrative expenses.

Excluding the impact of ASC Topic 606, fiscal 2019 second quarter MSG Sports revenues would have been $268.7 million, an increase of 1% as compared to the prior year period. In addition, fiscal 2019 second quarter operating income would have been $12.9 million, a decrease of $37.1 million, and adjusted operating income would have been $19.7 million, a decrease of $36.0 million, both as compared to the prior year period. Fiscal 2019 second quarter results include $40.8 million in net provisions for certain team personnel transactions, as compared to $2.8 million in the prior year quarter.

Corporate and Other

For the fiscal 2019 second quarter, Corporate and Other’s operating loss of $49.6 million and adjusted operating loss of $19.2 million increased by 9% and 2%, respectively, both as compared with the prior year period, due to higher selling, general and administrative expenses. The increase in selling, general and administrative expenses was primarily due to higher employee compensation and related benefits (including share-based compensation) and costs associated with the proposed spin-off transaction, partially offset by lower expenses related to the Company’s business development initiatives.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment experiences. The company presents or hosts a broad array of premier events in its diverse collection of iconic venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, CA; The Chicago Theatre; and the Wang Theatre in Boston. Other MSG properties include legendary sports franchises: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams - the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a leading North American esports organization, and Knicks Gaming, MSG’s NBA 2K League franchise. In addition, the Company features the popular original production - the Christmas Spectacular Starring the Radio City Rockettes - and through Boston Calling Events, produces New England’s preeminent Boston Calling Music Festival. Also under the MSG umbrella is TAO Group, a world-class hospitality group with globally-recognized entertainment dining and nightlife brands: Tao, Marquee, Lavo, Avenue, Beauty & Essex and Vandal. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits, 4) gains or losses on sales or dispositions of businesses and 5) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. Effective July 1, 2018, we adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606), the new accounting standard for revenue recognition. The most significant impact of ASC Topic 606 in fiscal year 2019 is a change in the timing of when certain Company revenue streams and professional sports team-related fulfillment expenses are recognized during the fiscal year. During fiscal year 2019, while we are presenting transition disclosures related to ASC Topic 606, we also present adjusted operating income (loss) excluding the impact of ASC Topic 606.

We believe adjusted operating income (loss) including and excluding the impact of ASC Topic 606 are appropriate measures for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators, including, during fiscal year 2019, evaluating management’s performance with reference to adjusted operating income (loss) excluding the impact of ASC Topic 606. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release. For a reconciliation of adjusted operating income (loss) to adjusted operating income (loss) excluding the impact of ASC Topic 606, please see pages 7 and 8 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Kimberly Kerns Chief Communications Officer The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President, Investor Relations & Treasury The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 9488332

Conference call replay number is 855-859-2056 / Conference ID Number 9488332 until February 8, 2019

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues	$632,187	$536,302	$850,322	$781,517
Direct operating expenses	386,809	311,614	510,718	435,094
Selling, general and administrative expenses	136,935	120,729	252,256	226,413
Depreciation and amortization	30,166	30,544	59,856	61,090

Operating income	78,277	73,415	27,492	58,920
Other income (expense):
Earnings (loss) in equity method investments	9,487	(2,608)	20,012	2,117
Interest income	6,899	5,378	14,073	9,764
Interest expense	(5,176)	(3,798)	(9,209)	(7,509)
Miscellaneous expense, net	(12,863)	(1,228)	(9,096)	(2,238)

Income from operations before income taxes	76,624	71,159	43,272	61,054
Income tax benefit (expense)	(656)	116,832	(1,352)	116,070

Net income	75,968	187,991	41,920	177,124
Less: Net income (loss) attributable to redeemable noncontrolling interests	(3,142)	(767)	(3,655)	133
Less: Net loss attributable to nonredeemable noncontrolling interests	(2,489)	(855)	(3,812)	(1,515)

Net income attributable to The Madison Square Garden Company’s stockholders	$81,599	$189,613	$49,387	$178,506

Basic earnings per common share attributable to The Madison Square Garden Company’s stockholders	$3.43	$8.03	$2.08	$7.57
Diluted earnings per common share attributable to The Madison Square Garden Company’s stockholders	$3.42	$7.96	$2.07	$7.48
Basic weighted-average number of common shares outstanding	23,777	23,621	23,742	23,594
Diluted weighted-average number of common shares outstanding	23,840	23,813	23,860	23,861

In the first quarter of fiscal 2019, the Company adopted ASU No. 2017-07. The adoption of this standard resulted in the non-service cost components of net periodic benefit cost to be presented separately in the income statement from the service cost component and the non-service cost components to no longer be included in the subtotal for operating income. As this standard was applied retrospectively, the Company reclassified $0.3 million and $0.7 million of net periodic benefit cost from direct operating expenses and selling, general and administrative expenses, respectively, to miscellaneous expense within other income (expense) in the accompanying consolidated statements of operations for the three months ended December 31, 2017. For the six months ended December 31, 2017, the Company reclassified $0.5 million and $1.5 million of net periodic benefit cost from direct operating expenses and selling, general and administrative expenses, respectively, to miscellaneous expense within other income (expense) in the accompanying consolidated statements of operations. Furthermore, all prior period amounts presented throughout this release reflect reclassifications made as a result of the adoption of ASU No. 2017-07.

THE MADISON SQUARE GARDEN COMPANY

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Operating income	$78,277	$73,415	$27,492	$58,920
Share-based compensation	20,215	13,912	30,404	26,816
Depreciation and amortization (1)	30,166	30,544	59,856	61,090
Other purchase accounting adjustments	1,735	1,133	2,748	2,324

Adjusted operating income	$130,393	$119,004	$120,500	$149,150

(1)	Includes depreciation and amortization related to purchase accounting adjustments.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended December 31,
	2018	2017	% Change
MSG Entertainment	$316,514	$271,216	17%
MSG Sports	315,843	265,086	19%
Inter-segment eliminations	(170)	—	NM

The Madison Square Garden Company Total	$632,187	$536,302	18%

	Six Months Ended December 31,
	2018	2017	% Change
MSG Entertainment	$479,467	$435,497	10%
MSG Sports	371,195	346,020	7%
Inter-segment eliminations	(340)	—	NM

The Madison Square Garden Company Total	$850,322	$781,517	9%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING INCOME (LOSS)

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Three Months Ended December 31,			Three Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change
MSG Entertainment	$93,274	$74,832	25%	$101,003	$82,245	23%
MSG Sports	41,832	49,920	(16)%	48,634	55,674	(13)%
Corporate and Other	(49,628)	(45,460)	(9)%	(19,244)	(18,915)	(2)%
Purchase accounting adjustments	(7,201)	(5,877)	(23)%	—	—	NM

The Madison Square Garden Company Total	$78,277	$73,415	7%	$130,393	$119,004	10%

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Six Months Ended December 31,			Six Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change
MSG Entertainment	$94,991	$84,997	12%	$110,043	$100,472	10%
MSG Sports	37,706	70,244	(46)%	49,222	82,140	(40)%
Corporate and Other	(92,995)	(85,074)	(9)%	(38,765)	(33,462)	(16)%
Purchase accounting adjustments	(12,210)	(11,247)	(9)%	—	—	NM

The Madison Square Garden Company Total	$27,492	$58,920	(53)%	$120,500	$149,150	(19)%

THE MADISON SQUARE GARDEN COMPANY

IMPACT FROM THE ADOPTION OF ASC TOPIC 606

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017, As Reported
	As Reported under ASC Topic 606	Impact from the adoption of ASC Topic 606	Amounts without adoption of ASC Topic 606
MSG Entertainment:
Revenues	$316,514	$8,519	$325,033	$271,216

Operating income	93,274	(2,501)	90,773	74,832
Share-based compensation expense	3,960	—	3,960	3,051
Depreciation and amortization	3,769	—	3,769	4,362

Adjusted operating income	$101,003	$(2,501)	$98,502	$82,245

MSG Sports:
Revenues	$315,843	$(47,108)	$268,735	$265,086

Operating income	41,832	(28,971)	12,861	49,920
Share-based compensation expense	4,818	—	4,818	3,905
Depreciation and amortization	1,984	—	1,984	1,849

Adjusted operating income	$48,634	$(28,971)	$19,663	$55,674

The Madison Square Garden Company Total:
Revenues	$632,187	$(38,589)	$593,598	$536,302

Operating income	78,277	(31,472)	46,805	73,415
Share-based compensation expense	20,215	—	20,215	13,912
Depreciation and amortization	30,166	—	30,166	30,544
Other purchase accounting adjustments	1,735	—	1,735	1,133

Adjusted operating income	$130,393	$(31,472)	$98,921	$119,004

THE MADISON SQUARE GARDEN COMPANY

IMPACT FROM THE ADOPTION OF ASC TOPIC 606 (Continued)

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31, 2018			Six Months Ended December 31, 2017, As Reported
	As Reported under ASC Topic 606	Impact from the adoption of ASC Topic 606	Amounts without adoption of ASC Topic 606
MSG Entertainment:
Revenues	$479,467	$13,545	$493,012	$435,497

Operating income	94,991	(2,170)	92,821	84,997
Share-based compensation expense	6,801	—	6,801	6,952
Depreciation and amortization	8,251	—	8,251	8,523

Adjusted operating income	$110,043	$(2,170)	$107,873	$100,472

MSG Sports:
Revenues	$371,195	$(11,776)	$359,419	$346,020

Operating income	37,706	6,275	43,981	70,244
Share-based compensation expense	7,590	—	7,590	8,141
Depreciation and amortization	3,926	—	3,926	3,755

Adjusted operating income	$49,222	$6,275	$55,497	$82,140

The Madison Square Garden Company Total:
Revenues	$850,322	$1,769	$852,091	$781,517

Operating income	27,492	4,105	31,597	58,920
Share-based compensation expense	30,404	—	30,404	26,816
Depreciation and amortization	59,856	—	59,856	61,090
Other purchase accounting adjustments	2,748	—	2,748	2,324

Adjusted operating income	$120,500	$4,105	$124,605	$149,150

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31, 2018	June 30, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,227,861	$1,225,638
Restricted cash	23,717	30,982
Accounts receivable, net	157,310	100,725
Net related party receivables	2,394	567
Prepaid expenses	53,351	28,761
Other current assets	50,441	28,996

Total current assets	1,515,074	1,415,669
Investments and loans to nonconsolidated affiliates	94,292	209,951
Property and equipment, net of accumulated depreciation and amortization of $761,165 and $713,357 as of December 31, 2018 and June 30, 2018, respectively	1,288,412	1,253,671
Amortizable intangible assets, net	232,353	243,806
Indefinite-lived intangible assets	175,985	175,985
Goodwill	392,513	392,513
Other assets	99,880	44,578

Total assets	$3,798,509	$3,736,173

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$34,300	$28,939
Net related party payables, current	21,616	13,675
Current portion of long-term debt, net of deferred financing costs	2,417	4,365
Accrued liabilities:
Employee related costs	115,259	123,992
Other accrued liabilities	194,687	180,272
Collections due to promoters	60,069	89,513
Deferred revenue	299,646	324,749

Total current liabilities	727,994	765,505
Related party payables, noncurrent	172	—
Long-term debt, net of deferred financing costs	100,429	101,335
Defined benefit and other postretirement obligations	38,192	49,240
Other employee related costs	66,985	53,501
Deferred tax liabilities, net	80,042	78,968
Other liabilities	64,536	56,905

Total liabilities	1,078,350	1,105,454

Commitments and contingencies
Redeemable noncontrolling interests	72,770	76,684
The Madison Square Garden Company Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,229 and 19,136 shares outstanding as of December 31, 2018 and June 30, 2018, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2018 and June 30, 2018	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2018 and June 30, 2018	—	—
Additional paid-in capital	2,812,880	2,817,873
Treasury stock, at cost, 1,219 and 1,312 shares as of December 31, 2018 and June 30, 2018, respectively	(207,790)	(223,662)
Retained earnings (accumulated deficit)	66,963	(11,059)
Accumulated other comprehensive loss	(43,897)	(46,918)

Total The Madison Square Garden Company stockholders’ equity	2,628,405	2,536,483
Nonredeemable noncontrolling interests	18,984	17,552

Total equity	2,647,389	2,554,035

Total liabilities, redeemable noncontrolling interests and equity	$3,798,509	$3,736,173

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31,
	2018	2017
Net cash provided by operating activities	$28,519	$52,599
Net cash used in investing activities	(15,878)	(143,872)
Net cash used in financing activities	(18,081)	(31,874)
Effect of exchange rates on cash, cash equivalents and restricted cash	398	12

Net decrease in cash, cash equivalents and restricted cash	(5,042)	(123,135)
Cash, cash equivalents and restricted cash at beginning of period	1,256,620	1,272,114

Cash, cash equivalents and restricted cash at end of period	$1,251,578	$1,148,979